                                                                   EXHIBIT 10.11


                          STRATEGIC ALLIANCE AGREEMENT


                                 BY AND BETWEEN


                             EMERALD-DELAWARE, INC.,
                             A DELAWARE CORPORATION


                                       AND


                              AT&T SOLUTIONS INC.,
                             A DELAWARE CORPORATION


                                 EFFECTIVE AS OF
                                 MARCH 15, 2000

                                TABLE OF CONTENTS

1.  PREAMBLE............................................................................................     1

2.  THE STRATEGIC ALLIANCE..............................................................................     2

    2.1      PURPOSE OF STRATEGIC ALLIANCE..............................................................     2
    2.2      TERM OF THE STRATEGIC ALLIANCE.............................................................     2
    2.3      PARTIES' DUTIES............................................................................     2
             (a)   Joint Duties.........................................................................     2
             (b)   AT&T Solutions Specific Duties.......................................................     3
             (c)   Emerald Solutions' Specific Duties...................................................     3
    2.4      PRINCIPAL PLACE OF STRATEGIC ALLIANCE......................................................     3
    2.5      INDEPENDENCE; INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.........................     3
             (a)   Parties Otherwise Independent........................................................     3
             (b)   Independent Activities...............................................................     4
             (c)   Appointment of contact person........................................................     4

3.  WARRANT TO PURCHASE EMERALD SOLUTIONS' STOCK........................................................     4

4.  TERMINATION OF STRATEGIC ALLIANCE...................................................................     4

    (a)      TERMINATION EVENTS.........................................................................     4
    (b)      EFFECT ON RIGHTS OF PARTIES................................................................     5
    (C)      EFFECT OF TERMINATION......................................................................     5

5.  COVENANTS...........................................................................................     6

6.  LIMITATION OF LIABILITY.............................................................................     8

7.  MISCELLANEOUS.......................................................................................     9

    7.1      EACH PARTY TO PAY OWN COSTS................................................................     9
    7.2      NO THIRD-PARTY BENEFICIARIES...............................................................     9
    7.3      ENTIRE AGREEMENT...........................................................................     9
    7.4      SUCCESSION AND ASSIGNMENT..................................................................     9
    7.5      COUNTERPARTS...............................................................................     9
    7.6      HEADINGS...................................................................................     9
    7.7      NOTICES....................................................................................    10
    7.8      GOVERNING LAW..............................................................................    10
    7.9      AMENDMENTS AND WAIVERS.....................................................................    11
    7.10     SEVERABILITY...............................................................................    11
    7.11     CONSTRUCTION...............................................................................    11
    7.12     INCORPORATION OF EXHIBIT...................................................................    11
    7.13     DISPUTE RESOLUTION.........................................................................    11

EXHIBITS:

Exhibit A - Form of Warrant

                          STRATEGIC ALLIANCE AGREEMENT

      THIS STRATEGIC ALLIANCE AGREEMENT ("Agreement") is made as of this 15th day of March, 2000, by and between Emerald-Delaware, Inc., a Delaware corporation ("Emerald Solutions"), and AT&T Solutions Inc., a Delaware corporation ("AT&T Solutions"), based on the following facts:

                                    RECITALS

      A. Emerald Solutions is an Internet and information technology consulting firm that provides an array of information technology services to its clients, ranging from technology infrastructure planning to enterprise resource planning package selection to Web application development.

      B. AT&T Solutions has many lines of business, including networking professional services.

      C. To take full advantage of certain goodwill, efficiencies and expertise, as well as certain market conditions that presently exist, the parties desire to engage jointly in a strategic business relationship (the "Strategic Alliance") to focus on leveraging their respective sales channels and functional expertise in several areas, with a focus on e-business solutions.

      D. Each party has expended substantial time and expense to develop the necessary expertise in their respective businesses and a significant presence in their respective business community and to develop a client and customer base and goodwill. Further, each party maintains as confidential its methods of doing business, and each party desires to maintain such confidentiality except to the extent that disclosure of it to the other party is necessary for it to perform its duties hereunder. The parties acknowledge and agree that, as a result of their joint operation of the Strategic Alliance, and the operation by each of their respective business, any breach of the restrictive covenants and other terms and conditions hereof would be severely detrimental to the their separate business, and that, without agreeing to the restrictive covenants contained in this Agreement, neither party would enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the parties agree as follows:

      1.    PREAMBLE.

            The foregoing recitals are hereby incorporated into this Agreement by this reference.


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
      2.    THE STRATEGIC ALLIANCE.

            2.1   PURPOSE OF STRATEGIC ALLIANCE.

                  The parties acknowledge and agree that the purpose of the Strategic Alliance is to leverage each party's respective sales channels and functional expertise in the area of e-business solutions among others.

            2.2   TERM OF THE STRATEGIC ALLIANCE.

                  The term of the Strategic Alliance shall commence on the date hereof and shall continue until the termination of the Strategic Alliance as provided in Section 4 below.

            2.3   PARTIES' DUTIES.

                  (a)   JOINT DUTIES.

                        Each party shall, in addition to the other agreements and covenants each makes in this Agreement, perform the following duties for the Strategic Alliance:

                        (i) provide a minimum of [*] new customers for joint account planning by the parties;

                        (ii) appoint one (1) contact person to facilitate the Strategic Alliance pursuant to Section (c) below;

                        (iii) wherever possible for each project undertaken by the Strategic Alliance, determine that party who will assume the prime contractor status based upon the appropriate account and strategic relationship, and the existing branding within the individual joint account. Notwithstanding the foregoing, AT&T Solutions will be the prime contractor for those customers it provides unless, at AT&T Solutions' sole discretion, it determines otherwise, and Emerald Solutions will be the prime contractor for those customers it provides unless, at Emerald Solutions' sole discretion, it determines otherwise;

                        (iv) maintain reasonable staffing levels sufficient to meet the requirements of the business contemplated by this Strategic Alliance in a timely manner; and

                        (v) make no representations, guarantees or warranties on behalf of the other party or any of its suppliers, or regarding the performance or functional characteristics of the services beyond those stated in the other party's agreements.

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

                  (b)   AT&T SOLUTIONS SPECIFIC DUTIES.

                        AT&T Solutions shall, in addition to the other agreements and covenants each makes in this Agreement, make reasonable efforts to bring to Emerald Solutions leads for potential business with partners and prospective and current customers of AT&T Solutions. AT&T Solutions shall further provide Emerald Solutions with networking professional services bid opportunities on those requests for proposal ("RFP") that AT&T Solutions issues, in support of AT&T Solutions' customers or prospective customers, that AT&T Solutions reasonably believes Emerald Solutions to be qualified to undertake and to have the resources to complete. Emerald Solutions will promptly respond to, or decline interest in, RFPs issued by AT&T Solutions. If Emerald Solutions declines interest in a particular AT&T Solutions RFP, then AT&T Solutions may use any other solutions providers.

                  (c)   EMERALD SOLUTIONS' SPECIFIC DUTIES.

                        Emerald Solutions shall, in addition to the other agreements and covenants each makes in this Agreement, make reasonable efforts to bring to AT&T Solutions leads for potential business with partners and prospective and current customers of Emerald Solutions. Emerald Solutions shall further provide AT&T Solutions with network management and bandwidth/connectivity professional services bid opportunities on those RFPs that Emerald Solutions issues, in support of Emerald Solutions' customers or prospective customers, that Emerald Solutions reasonably believes AT&T Solutions to be qualified to undertake and to have the resources to complete. AT&T Solutions will promptly respond to, or decline interest in, RFPs issued by Emerald Solutions. If AT&T Solutions declines interest in a particular Emerald Solutions RFP, then Emerald Solutions may use any other solutions providers. In addition, Emerald Solutions shall grant AT&T Solutions the first right of offer for Emerald Solutions internal telecommunications needs.

            2.4   PRINCIPAL PLACE OF STRATEGIC ALLIANCE.

                  The parties agree to conduct the Strategic Alliance from their respective places of business unless and until they may otherwise agree.

            2.5 INDEPENDENCE; INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.

                  (a)   PARTIES OTHERWISE INDEPENDENT.

                        Except for the purposes set forth in this Agreement, the parties shall not otherwise be considered to have entered into a partnership or joint venture, it being intended and understood that each party is an independent contractor of the other party.

                  (b)   INDEPENDENT ACTIVITIES.

                        Each party, and any of their respective affiliates may, notwithstanding this Agreement, engage in whatever activities it may choose, without having or incurring any obligation to offer any interest in such activities to the Strategic Alliance or the other party. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the parties or any of their respective affiliates from engaging in such activities, or require a party or any of its affiliates to permit the Strategic Alliance or the other party to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each party, the parties and their respective affiliates hereby waive, relinquish, and renounce any such right or claim of participation.

                  (c)   APPOINTMENT OF CONTACT PERSON.

                        Each party shall appoint one (1) person to act as a contact person. The two (2) contact persons shall coordinate all work to be performed by the Strategic Alliance. Each party may change its contact person by not less than ten (10) business days advance written notice.

      3.    WARRANT TO PURCHASE EMERALD SOLUTIONS' STOCK.

            Emerald Solutions, for and in additional consideration of the covenants and agreements of AT&T Solutions under this Agreement, hereby grants to AT&T Solutions warrants to purchase up to one million five hundred thousand shares of Emerald Solutions' common stock, at the exercise price per share and subject to the terms and provisions provided in the form of warrant agreement (the "Warrant Agreement") attached hereto as Exhibit A.

      4.    TERMINATION OF STRATEGIC ALLIANCE.

            (a)   TERMINATIONS EVENTS.

                  This Agreement shall terminate immediately upon the occurrence of any of the following events:

                  (i) after March 15, 2002, upon six (6) months prior written notice by either party to the other of the notifying party's intent to terminate this Agreement;

                  (ii) at the option of either party, upon the filing of a petition in bankruptcy by or against the other party, whether voluntary or involuntary, unless such petition is dismissed or discharged within sixty (60) days from the date of such filing;

                  (iii) at the option of AT&T Solutions, in the event of a material breach by Emerald Solutions of this Agreement or the Warrant, that has not been cured by Emerald So-lutions within thirty (30) days after receipt of written notice from AT&T Solutions setting forth the nature of the breach;

                  (iv) at the option of Emerald Solutions, in the event of a material breach by AT&T Solutions of this Agreement which has not been cured by AT&T Solutions within thirty (30) days after receipt of written notice from Emerald Solutions setting forth the nature of the breach;

                  (v) at the option of AT&T Solutions, in the event of a sale of twenty percent (20%) or more of the voting power of Emerald Solutions to a material competitor of AT&T or AT&T Solutions;

                  (vi) AT THE OPTION OF AT&T SOLUTIONS, IN THE EVENT OF THE APPOINTMENT OF AN INDIVIDUAL TO THE BOARD OF DIRECTORS OF EMERALD SOLUTIONS WHO IS AN EMPLOYEE, OFFICER OR DIRECTOR OF A MATERIAL COMPETITOR OR AN AFFILIATE OF A MATERIAL COMPETITOR OF AT&T OR AT&T SOLUTIONS.

For purposes of this Agreement, "Affiliate" of any person shall mean any person that directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            (b)   EFFECT ON RIGHTS OF PARTIES.

                  Termination of this Agreement by either party will not act as a waiver of any breach of this Agreement and will not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

            (c)   EFFECT OF TERMINATION.

                  Within thirty (30) calendar days after any termination of this Agreement, each party will either deliver to the other party or destroy all copies of the "Confidential Information" (as defined in Section 5 below) and any other materials provided by the other party hereunder in the delivering party's possession or under its control, and will furnish to the other party an affidavit signed by an officer of the delivering party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. The covenants contained in this

Agreement that, by their terms, require or contemplate performance by the parties after the termination of this Agreement will be enforceable notwithstanding said termination.

      5.    COVENANTS.

            During the term of this Agreement and for the two (2) year period following the termination of this Agreement, neither party shall, directly or indirectly, for the benefit of anyone other than the Strategic Alliance:

            (a) directly solicit the employment of any management employee of the other party which the party met during the duration of the Alliance. With respect to nonmanagement employees, the parties shall undertake reasonable efforts to refrain from soliciting the employment of non management employees of the other party, and, to accomplish this objective, the parties shall cooperate with each other's efforts to comply with this provision and, as part of this effort, Emerald Solutions shall periodically provide AT&T Solutions with a list of its employees. However, the foregoing prohibition shall not apply to solicitations via, or employment resulting from, general advertisements for employment appearing in newspapers, trade journals or other broadly circulated media or search firms not directed to the management employees; or

            (b) improperly solicit, induce or influence any supplier, lender, lessor or any other person that has a business relationship with the other party to discontinue or reduce the extent of such relationship with the other party; or

            (c) disclose to anyone, or use or otherwise exploit for its own benefit or for the benefit of anyone other than the other party, any Confidential Information; provided, however, neither party shall have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law, or determined in good faith by the party to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; further, provided, however, that in the event disclosure is required by law, the party compelled to disclose the Confidential Information shall provide the other party with prompt notice of such requirement, prior to making any disclosure, so that party may seek an appropriate protective or restrictive order. A party may disclose Confidential Information to its subcontractors, representatives or agents that have a need to know the Confidential Information in order to further the purposes of the Strategic Alliance; provided, however, that any such disclosure, use or exploitation of Confidential Information by such subcontractor, representative or agent in violation of this Agreement shall be deemed a breach of this Agreement by the party. Each party agrees to deliver to the other party upon its request all Confidential Information that it may possess or control.

            For purposes of this Agreement, "Confidential Information" means any trade secret or proprietary or confidential information, including, without limitation, records, files, memoranda, reports, price lists, software, customer lists, drawings, sketches, documents, equipment, and the like relating to a party's business. Any information known generally to the public or any information of a type not otherwise generally considered confidential by persons engaged in the same business will not be treated as confidential.

            (d) Each party shall cooperate and consult with each other with respect to press releases. No party may issue a press release without the consent of the other party, which consent shall not be unreasonably withheld. AT&T Solutions agrees that Emerald Solutions may include an accurate description of the Strategic Alliance, including a description of the terms of this Agreement and of the Warrant Agreement, in any registration statement filed with the Securities and Exchange Commission in connection with any public offering of common stock of Emerald Solutions.

            (e)   [*]

            i.    [*]

            ii.   [*]

                  (x)   [*]

                  (y)   [*]

            iii.  [*]

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

            iv.   [*]

            v.    [*]

            vi.   [*]

            vii.  [*]

            viii. [*]

      6.    LIMITATION OF LIABILITY.

To the extent allowed by applicable law, under no circumstances will either party be liable to the other party or to any other person or entity under any legal theory for any indirect, incidental, special or consequential damages or substitute goods, lost profits or anticipated revenues, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other party or any other party arising in connection with this agreement or termination hereof, even if

* We have requested confidential treatment by the Commission of those portions of the exhibit omitted and marked with an asterisk.

advised of the possibility of such damages and notwithstanding any failure of essential purpose of any limited remedy.

The foregoing provisions of this Section 6 will not affect either party's liability, if any, with respect to contribution or indemnity for third party claims for personal injury, death, or for breach of its confidentiality obligations hereunder.

      7.    MISCELLANEOUS.

            7.1   EACH PARTY TO PAY OWN COSTS.

                  Each party shall pay all of its own costs and expenses to perform its obligations under this Agreement.

            7.2   NO THIRD-PARTY BENEFICIARIES.

                  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

            7.3   ENTIRE AGREEMENT.

                  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

            7.4   SUCCESSION AND ASSIGNMENT.

                  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

            7.5   COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            7.6   HEADINGS.

                  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            7.7   NOTICES.

                  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to AT&T Solutions:                   Copy to:

AT&T Solutions Inc.                     Randy Johnston
15 Vreeland Road                        Managing Partner
Florham Park, New Jersey 07932          Interactive Networking Applications
Attention:  General Attorney            AT&T Solutions Inc.
                                        15 Vreeland Road
                                        Florham Park, New Jersey 07932

If to Emerald Solutions:                Copy to:

Emerald-Delaware, Inc.                  William A. Wurch, Esquire
500 - 108th Avenue NE                   Morrison & Foerster LLP
Suite 1800                              19900 MacArthur Boulevard
Bellevue, Washington  98004             Suite 1200
Attention:  David Stewart               Irvine, California  92612
            General Counsel

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

            7.8   GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

            7.9   AMENDMENTS AND WAIVERS.

                  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            7.10  SEVERABILITY.

                  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            7.11  CONSTRUCTION.

                  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

            7.12  INCORPORATION OF EXHIBIT.

                  The Exhibit identified in this Agreement is incorporated herein by reference and made a part hereof.

            7.13  DISPUTE RESOLUTION.

                  (a) If a dispute arises between the parties in connection with this Agreement or any document or instrument delivered in connection herewith, including without limitation an alleged breach of any representation, warranty or covenant, or a disagreement regarding the interpretation of any provision (the "Dispute"), the parties agree to use the following procedure in good faith prior to any party pursuing other available judicial or non-judicial remedies: The parties shall meet in New York City within ten (10) business days after either party gives written notice of the Dispute to each other party (the "Dispute Notice") attended by a representative of each party having decision-making authority regarding the Dispute to attempt in good faith to negotiate a resolution of the Dispute. If, within ten (10) business days after the Dispute Notice, the parties have not succeeded in negotiating a written resolution of the Dispute, either party may commence binding arbitration as provided in subsection (b), below.

                  (b) If a dispute arises out of or relates to this Agreement or its breach and the dispute cannot be settled through negotiation within ten (10) business days, either party may submit the dispute to binding arbitration. Unless otherwise agreed by the parties, such arbitration shall be conducted by a mutually acceptable neutral panel of three individuals designated by the parties (the "Panel"), or failing agreement, by the CPR Institute for Dispute Resolution ("CPR"). The arbitration will be conducted in accordance with CPR's arbitration rules, with one (1) of the arbitrators chosen by each of the parties, and the third arbitrator chosen by the other two arbitrators. The arbitration will be held at a neutral site in New York City selected by the Panel that is reasonably convenient to both parties. The Panel will determine issues of arbitrability, including the applicability of any statute of limitation, but may not limit, expand or otherwise modify the terms of the Agreement. None of the arbitrators shall have the power to order pre-hearing discovery of documents or the taking of depositions, but may compel the attendance of witnesses and production of documents at the hearing, to the extent provided by the United States Arbitration Act. The Panel's decision and award will be in writing, setting forth the legal and factual basis therefor (except with respect to the validity, infringement or misappropriation of any patents or other proprietary rights of any party, with respect to which such award will be without findings or any statement of legal or factual basis.) An arbitration decision and award will not be subject to review because of errors of law. Each party will bear its own expenses in connection with the arbitration, but those related to the site and compensation of the Arbitrator will be borne equally. The parties, other participants and the arbitrators will hold the existence, content and result of the arbitration in confidence, except to the extent necessary to enforce a final settlement agreement or to obtain and enforce a judgment on an arbitration award. This Section will be governed by and enforced in accordance with the United States Arbitration Act.

                                      ****


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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          AT&T SOLUTIONS INC.

                                          /s/    MICHEAL D. WAKS
                                          --------------------------------------
                                          By:    Michael D. Waks
                                          Title: Director, Strategy & Alliances


                                          EMERALD - DELAWARE, INC.

                                          /s/    JAMES SERAFIN
                                          --------------------------------------
                                          By:    James Serafin
                                          Title: Vice President


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

                                    EXHIBIT A

                                 FORM OF WARRANT